EXHIBIT 10.3

RS Group of Companies Inc.
200 Yorkland Blvd., Suite 200,
Toronto ON M2J 5C1
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                           FEE COMPENSATION AGREEMENT

This Fee Compensation Agreement ("Agreement") is made by and between RS GROUP OF COMPANIES, INC., a Florida corporation (hereinafter as "RS Group") and AON RISK SERVICES, INC. OF TENNESSEE, a Tennessee corporation (hereinafter as "ARS").

This Agreement is to confirm our understanding concerning brokerage, financial and risk management support services for the RentShield(TM) program that ARS agrees to provide for RS Group, in addition to the terms and conditions that the parties hereto agreed upon in a Letter of Authorization to Approach Insurance Markets, dated March 30, 2004, and a Letter of Intent to Establish a Strategic Alliance or Partnership, dated March 30, 2004;

Term. This Agreement shall be deemed to be effective as of April 1, 2004, and shall terminate on June 30, 2005 (the "Service Period"). ARS's obligation to render any and all Services or any further Services under this Agreement will terminate at the end of the Service Period, unless otherwise agreed in writing and signed by both RS Group and ARS.

Fee. In consideration of ARS's agreement to provide the services and to procure a carrier satisfactory to RS Group that is committed to underwrite coverage for RS Group's RentShield(TM) program in the United States for the duration of the Service Period, RS Group agrees to pay ARS a one-time fee of one hundred thousand dollars (US$100,000.00) (the "One-Time Fee") upon the execution of this Agreement by both parties.

RS Group and ARS agree that any revenue entitled to ARS under a separate Joint Marketing and Administration Services Agreement between the parties regarding RS Group's RentShield(TM) Program will be credited up to one hundred percent (100%) against the One-Time Fee payable to Aon under this Agreement. In the event that an underwriter of the RentShield Insurance program (currently, Great American Insurance) does not offer to bind and issue coverage for any portfolios which have been submitted for consideration before June 30, 2005, ARS will return $25,000 of the service fee paid by RS Group under this agreement on or about July 15, 2005. An underwriting model, which outlines the pricing approach approved by Great American Insurance, is attached as Exhibit A ("Underwriting Model")

If ARS is required to return any commissions that were credited against the fee paid to ARS by RS Group under this Agreement, RS Group shall reimburse ARS any amount so returned.

RS Group shall have the responsibility to report and communicate changes in exposures, loss-related data and other material changes in writing to ARS, which, in turn, shall assume the responsibility of reporting such changes to any insurance carriers.

When in ARS's professional judgment it is necessary or appropriate, ARS will utilize the services of other intermediaries, including managing general agents/managing general underwriters ("MGA/MGUs"), wholesale brokers, or reinsurance brokers to assist in accessing insurance or reinsurance markets.

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                           RS Group of Companies Inc.

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Such intermediaries may or may not be affiliates of ARS. MGA/MGUs typically are appointed as agents or administrators of the insurance companies they represent and they usually are compensated by such companies in the form of commissions from ARS's client's premiums. Wholesale brokers and reinsurance brokers also are typically compensated by insurance companies in the form of commission from ARS's client's premiums. In some instances and subject to applicable law, wholesale brokers may assess a broker fee in addition to the compensation paid by insurance companies, and such broker fees typically are paid by ARS's client.

If available to ARS, RS will be provided with an accounting of any amounts paid to ARS, ARS affiliates and non-affiliates in connection with coverages placed under this Agreement or any other agreement between ARS and RS in connection with the RentShield(TM) program, including any fees paid to ARS for services it provides to underwriters. ARS also shall make available to RS copies of marketing correspondence and commission rates, if any, in connection with the services performed under this Agreement or any other agreement between ARS and RS in connection with the RentShield(TM) program.

Premiums paid for insurance paid to ARS and refunds and claim payments paid to ARS by insurance companies are deposited into fiduciary accounts in accordance with applicable laws until they are due to be paid. Subject to such laws and the insurance company's consent where applicable, ARS will retain the interest or investment income earned while such funds are on deposit in such accounts.

ARS's goal is to procure additional insurance capacity above and beyond Great American for RS Group's RentShield(TM) Program with underwriters possessing the financial strength to perform in today's economic environment. Toward this objective, ARS regularly reviews publicly available information concerning an underwriter's financial condition. This information includes, but is not limited to:

         o        approval by various regulatory authorities;

         o reports from professional rating agencies such as A.M. Best, Standard and Poor's, ISI and Moody's analysis of underwriters;

         o IRIS test results which consist of 11 financial ratios established by the National Association of Insurance Commissioners (NAIC); and

         o        the input of our global affiliates and correspondents.

Most ARS placements are made with underwriters that are rated "Excellent" by the professional rating agencies; however, ARS does not guarantee the solvency of any underwriters with which it places insurance. ARS encourages RS Group to review the publicly available information made available by ARS. The decision to accept or reject an underwriter shall be made solely by RS.

If, at any time during the term hereof, the rating of the insurance carrier that is procured by ARS and enters into an agreement to underwrite the RentShield(TM) Program is, for a period in excess of one fiscal quarter, downgraded to a rating status of less than "A," as rated by all of the Professional Rating Agencies, ARS agrees, at no further cost to RS Group, to use its best efforts to promptly, procure another carrier satisfactory to RS Group that is committed to underwrite coverage for RS Group's RentShield(TM) program in the United States for the duration of the Service Period in substitution of the downgraded carrier.Confidentiality. As a condition precedent to the execution of this


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                           RS Group of Companies Inc.
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agreement, that certain Mutual Confidentiality Agreement executed by ARS and
Rent Shield Corp. (now RS Group) on February 18th, 2004 (a copy of which is attached hereto) is hereby extended and effective through December 31, 2005 (the "MCA").

RS Group grants ARS limited use of RS Group's logo, pictures, and other publicly available information about RS Group, to be used by ARS strictly in the best interests of RS Group and solely for the purpose of promoting RS Group to an entity involved in the marketing process for RS Group's insurance needs under this Agreement, subject to the approval of RS Group (such approval not to be unreasonably withheld or delayed).

In the event that the operations of either RS Group or ARS change substantially by merger, acquisition, expansion or other material change in scope and nature of exposures, losses, and/or insurance program, RS Group and ARS will negotiate in good faith to revise this Agreement as appropriate.

Insurance Placements; Audits. ARS agrees that during the Service Period of this Agreement and for a period of twelve (12) months after the termination or expiration hereof, RS Group or its authorized representatives shall have the right to audit financial records relating to the insurance placements by Aon under this Agreement; provided, that should RS conduct such audit, the use of any financial information disclosed by ARS to RS during any such financial audit shall be subject to RS's continuing compliance with, the MCA. Any such audit will be at the expense of RS Group.

This Agreement shall be governed by the laws of the State of Illinois, without regard to its principles of conflict of laws.

Nothing in this Agreement implies or is intended to create, a joint venture, partnership or other legally binding combination between RS Group and ARS.

This Agreement, and those documents incorporated by reference herein, contains the entire agreement between RS Group and ARS concerning the provision of the Services that are the subject hereof, and may only be amended by an agreement in writing signed by both RS Group and ARS.

Accepted and agreed by the parties hereto as of this _____ day of November 2004.

 RS GROUP OF COMPANIES, INC.

By:
    ---------------------------------
    Kenneth Min, President

AON RISK SERVICES, INC. OF TENNESSEE


By:
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    Kevin Gabhart, Resident Manager



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                           RS Group of Companies Inc.